Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of Stale		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE SECRETARY OF STATE

Certified Copy

February 22, 2010

Job Number:              C20100222-0841
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20100107353-52	Amended & Restated Articles	4 Pages/1 Copies

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State
Certified By: Richard Sifuentes Certificate Number: C20100222-0841 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS)	Filed in the office of	Document number 20100107353-52
	/s/ Ross Miller	Filing Date and Time 02/22/2010 9:07 AM
	Ross Miller Secretary of State State of Nevada	Entity number E0461102007-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form Is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403,82.371, 86.221,87A, 88.355 or 88AJ50)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office.

THE GOLF ALLIANCE CORPORATION

2. The articles are: (mark only one box)    ☐ Restated        ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

☐	The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
☒	The entity name has been amended.
☐	The registered agent has been changed, (attach Certificate of Acceptance from new registered agent)
☒	The purpose of the entity has been amended.
☒	The authorized shares have been amended.
☐	The directors, managers or general partners have been amended.
☒	IRS tax language has been added.
☐	Articles have been added. Q Articles have been deleted.
☒	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

Article II further provides for 50-for-1 forward stock split and grants the Board of Directors further authority with respect to the Preferred Stock.

* This form is a accompany Restated Articles or Amended and Restated Articles which contain newly or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Resisted Articles Revised: 10-16-09

ROSS MILLER Secretary of State 204 North Carson Street Suite 1 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 7&385 and 78.390 - After Issuance of Stock)

1.    Name of corporation:

THE GOLF ALLIANCE CORPORATION

2.    The articles have been amended as follows: (provide article numbers, if available)

- The sections for incorporators, past and present Board of Directors and registered agent arc omitted.
- The name of the corporation has been changed to "Silver America, Inc."
- The authorized shares has been amended and a 50-for-l forward stock split has been designated.
- The purpose of the corporation has been amended.
- An article designating duration has been added.
- An article eliminating cumulative voting has been added
- An article eliminating preferential, preemptive or other subscription righto has been added.
- Articles providing for limitation of liability and indenmificatian have been added.
- The article headings an lenrxnibered accordingly.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required In the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted In favor of the amendment is:      86.2%

4. Effective date of filing: (optional)                   March 5, 2010
                                                                                 (must not be later than BO days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

"If any proposed amendment would alter or change any preference or any retathre or other right given to any class or series of outstanding, shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to Include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Resisted Articles Revised: 10-16-09

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

ARTICLE I

The name of the corporation is: Silver America, Inc.

ARTICLE II

The corporation is authorized to issue 500,000,000 shares designated as "Common Stock", par value $0.00001 per share, and 10,000,000 shares designated as "Preferred Stock," par value $0.00001 per share.

Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares of each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Upon effective filing of this Amended and Restated Articles of Incorporation, every one (1) share of Common Stock issued and outstanding, including such shares of Common Stock reserved for issuance upon conversion of any outstanding convertible securities, shall be split, combined and converted into fifty (50) shares of Common Stock. All fractional snares resulting therefrom shall be rounded up to the next whole share in consideration thereof.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes, as may be amended or otherwise supplemented.

ARTICLE IV

The duration of this Corporation is to be perpetual.

ARTICLE V

No holder of stock of this corporation shall be entitled to any cumulative voting rights.

ARTICLE VI

No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

ARTICLE VII

The corporation shall, to the fullest extent legally permissible under the provisions of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or resolution adopted by the stockholders entitled to vote thereon after notice.

ARTICLE VIII

The personal liability of all of the directors and officers of the corporation is hereby eliminated to the fullest extent allowed as provided by the Nevada Revised Statutes, as the same may be supplemented and amended.